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                                                                      Exhibit 24

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Prospectus Supplement of Bay View Securitization Corporation, relating to Bay View 1999-LG-1 Auto Trust Automobile Receivable Backed Certificates, of our report dated February 2, 1999, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998. We also consent to the reference to our Firm under the caption "Experts".




                                        /s/ PricewaterhouseCoopers LLP

                                            PricewaterhouseCoopers LLP

December 7, 1999